Exhibit 10.3

REAFFIRMATION OF VALIDITY GUARANTIES

Reference is made to (a) the Revolving Credit and Term Loan Agreement dated as of June 20, 2008 (the “Original Agreement”) by and between ComVest Capital, LLC (the “Lender”) and ClearPoint Business Resources, Inc. (the “Borrower”), (b) the Validity Guaranty dated as of June 20, 2008 (the “Traina Agreement”) by and among the Lender, the Borrower and Michael D. Traina, (c) the Validity Guaranty dated as of June 20, 2008 (the “Phillips Agreement”; the Traina Agreement and the Phillips Agreement being referred to herein each as a “Validity Guaranty” and collectively as the “Validity Guaranties”) by and among the Lender, the Borrower and John Phillips, and (d) the Amended and Restated Revolving Credit Agreement of even date herewith (the “Amended Agreement”) by and between the Lender and the Borrower, pursuant to which, among other things, the Lender and the Borrower are restructuring and modifying the terms of the credit facilities under the Original Agreement and the Borrower is granting to the Lender certain additional protective rights and assurances.

Each of the undersigned hereby consents to the execution, delivery and performance of the Amended Agreement and the Amended and Restated Revolving Credit Note described therein, and confirms that such execution, delivery and performance of the Amended Agreement and the Amended and Restated Revolving Credit Note issued thereunder shall not in any manner affect or impair the undersigned’s obligations under his respective Validity Guaranty (which shall remain in full force and effect and be applicable with respect to the Amended Agreement).

IN WITNESS WHEREOF, each of the undersigned has executed this Reaffirmation as of this 14th day of August, 2009.

/s/ Michael D. Traina
Michael D. Traina

/s/ John Phillips
John Phillips